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EXHIBIT 23.1

                     We consent to the incorporation by reference in the registration statement of Advanced Plant Pharmaceuticals, Inc. (the "Company") on Form S-8 of our report dated March 15, 2000, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1999, and for each of the years in the two year period ended December 31, 1999, which report is included in the Company's Annual Report on Form 10-KSB.



                              /s/ Michael C. Finklestein, CPA.


Morganville, New Jersey
September 27, 2000